PURCHASE AGREEMENT


THIS PURCHASE AGREEMENT, dated as of January 21, 2000, is by and between TERA COMPUTER COMPANY, a Washington corporation, with headquarters located at 411 First Avenue South, Suite 600, Seattle, WA 98104-2860 (the "Company"), and the party identified on the signature page of this Agreement (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, upon the terms and subject to the conditions of this Agreement, or an agreement substantially similar to this Agreement, the Investor and certain other parties (collectively, the "Investors") wish to purchase shares of the common stock, $.01 par value, of the Company (the "Common Stock");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO PURCHASE; CLOSING

          (a) Subscription for Shares. The Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, the number of shares of Common Stock (the "Shares") set forth on the signature page hereof by such Investor's name. The purchase price per share shall be equal to $5.00, subject to adjustment as set forth below (the "Purchase Price").

     If prior to the date the Company files the Registration Statement pursuant to Section 2(a) of the Registration Rights Agreement the average closing price of the Company's Common Stock, as reported on Nasdaq, is less than $5.00 per share over a period of five consecutive trading days, then the effective Purchase Price under this Agreement shall be lowered to $4.625. In such event, the Company promptly shall issue additional shares of Common Stock to the Investor determined by dividing the Investor's aggregate Purchase Price by $4.625 per share, less the number of shares of Common Stock issued to the Investor on the Closing Date.

          (b) Form and Method of Payment. The Investor shall pay the Purchase Price for the number of Shares purchased hereby directly to the Company in United States Dollars by certified or bank check or wire transfer to an account designated by the Company against issuance to such Investor of the Shares. The Company shall deliver the certificates for the Shares directly to each Investor, against payment of the Purchase Price for the Shares to the Company on the Closing Date.

          (c) Closing. The date and time of the issuance and sale of the Shares shall be at 10:00 a.m., Seattle Time, on January 24, 2000, at the offices of Company's counsel in Seattle, Washington, or at such other mutually agreed date, time and place (the "Closing Date").

          (d) The Company's Conditions Precedent to Sale and Issuance of the Shares. The Investor understands that the Company's obligation to sell and issue the Shares on the Closing Date is conditioned upon:

               (i) Delivery by any or all of the Investors to the Company of good funds as payment in full for such number of shares of Common Stock as have an aggregate Purchase Price of not less than $15,000,000;

               (ii)The execution and delivery by the Investor of the Registration Rights Agreement substantially in the form of Appendix I hereto (the "Registration Rights Agreement"); and

               (iii) The accuracy on the Closing Date of the representations and warranties of the Investor contained in this Agreement as if made on the Closing Date and the performance by the Investor on or before the Closing Date of all covenants and agreements of the Investor required to be performed on or before the Closing Date.

          (e) The Investor's Conditions Precedent to the Sale and Issuance of the Shares. The Company understands that the Investor's obligations to purchase the Shares on the Closing Date is conditioned upon:

               (i) Delivery by the Company to the Investor of the certificates for the Shares in accordance with this Agreement;

               (ii) Delivery by any or all of the Investors to the Company of good funds as payment in full for such number of shares of Common Stock as have an aggregate Purchase Price of not less than $15,000,000, including the Shares to be purchased by the Investor under this Agreement;

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

               (iii) The execution and delivery by the Company of the Registration Rights Agreement;

               (iv) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Investor of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Investor may reasonably request; and

               (v) Receipt by the Investors on the Closing Date of an opinion of the counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Investor, to the effect set forth in Annex II.

     2. INVESTOR'S REPRESENTATIONS AND WARRANTIES

     The Investor represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) Purchase for Investment. The Investor is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof except for sales that are exempt form the registration requirements of the 1933 Act and/or resales registered under the 1933 Act. The Investor understands that its investment in the Shares involves a high degree of risk.

          (b) Accredited Investor. The Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act.

          (c) Reoffers and Resales. All subsequent offers and sales of the Shares by the Investor shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration.

          (d) Company Reliance. The Investor understands that the Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

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

          (e) Information Provided. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Shares that have been reasonably requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the management of the Company and have received complete and satisfactory answers to any such inquiries.

          (f) Absence of Approvals. The Investor understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

          (g) Purchase Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3. COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to, and covenants and agrees with, the Investor that:

          (a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all requisite corporate power and authority (i) to own, lease, and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver, and perform its obligations under this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company. The Company has no subsidiaries.

          (b) Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.01 par value, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value. The Company's outstanding securities are as set forth in Schedule 3(b). The Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the Disclosure Documents, in this Agreement or in Schedule 3(b) hereof. The outstanding shares of Common Stock and outstanding options, warrants, and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants, and other securities has been issued in violation of the preemptive rights of any security holder of the Company.

          (c) Concerning the Shares. The Shares have been duly authorized and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid, non-assessable and free from liens, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any security holder of the Company or any other person to acquire any securities of the Company. The Common Stock currently is listed for trading on the Nasdaq National Market System ("Nasdaq") and, except as set forth in Schedule 3(c), (i) the Company and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified in the last two years by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; (iii) no suspension of trading in the Common Stock is in effect; (iv) the Company knows of no reason that the Common Stock will not be eligible for listing on Nasdaq; and (v) the Company has delivered to Nasdaq all required notices.

          (d) Purchase Agreement; Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

          (e) Non-Contravention. The execution and delivery of this Agreement by the Company and the issuance by the Company of the Shares as contemplated by this Agreement and the completion of the other transactions contemplated in this Agreement and the Registration Rights Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Restated and Amended Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound which would have a material adverse effect on the Company, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the Company.

          (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency or Nasdaq is required to be obtained by the Company for the issuance and sale of the Shares, as contemplated by this Agreement, except for the filing of one or more Forms D with respect to the Shares as required under Regulation D under the 1933 Act and Listing Applications on Nasdaq.

          (g) Information Provided. The Company has made available to the Investors copies of all periodic reports, statements and other documents that the Company has filed with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") since January 1, 1999 (collectively, the "Disclosure Documents"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. All information provided by or on behalf of the Company to the Investor in connection with the transactions contemplated by the Agreement, including, without limitation, the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Company has publicly disclosed all material adverse information concerning the Company.

          (h) Absence of Certain Changes. Except as disclosed in the Disclosure Documents, since September 30, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, and the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          (i) Absence of Certain Proceedings. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

          (j) SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC. Except as set forth on Schedule 3(j), all such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

          (k) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Shares. Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any shares of Common Stock, or solicited any offers to buy any shares of Common Stock so as thereby to cause the issuance or sale of the Shares to be in violation of Section 5 of the 1933 Act. The transactions contemplated hereby are exempt from the registration requirements of the 1933 Act, assuming the accuracy of the representations and warranties of each of the Investors to the extent relevant for such determination.

          (l) Financial Statements; Contracts. The financial statements of the Company included in the Disclosure Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or in a subsequently filed Disclosure Document, (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements, or (iii) as set forth in Schedule 3(j)) and present accurately and completely the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). The Disclosure Documents contain as exhibits all materials contracts that were required to be filed as exhibits thereto by applicable SEC regulations (each a "Contract"). Neither the Company nor, to the best knowledge of the Company, any of the parties thereto, is in breach or violation of any Contract, which breach or violations relates to indebtedness for borrowed money or would have a material adverse effect on the Company's operations, taken as a whole ("Material Adverse Effect"). No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company under any Contract which breach or default would have a Material Adverse Effect.

          (m) Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and described in the Disclosure Documents. The Company, to the best of its knowledge, does not infringe any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company which infringement or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Advese Effect.

          (n) Certain Practices. Neither the Company, nor any director, officer and, to the best knowledge of the Company, any agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limited the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

          (o) Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Section 3(o). No Key Employee, to the best of the knowledge of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company, any intention to terminate or limit his or her employment with, or services to, the Company, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his or her full time and attention to such employee or services. The term "Key Employee" means each of: Burton J. Smith, James E. Rottsolk, Charles D. Callahan, Susan L. Coatney, Kenneth W. Johnson, Brian D. Koblenz, Gerald E. Loe, Katherine L. Rowe and Richard M. Russell.

     4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

          (a) Transfer Restrictions. The Investor acknowledges that (i) except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless
(i) subsequently registered thereunder; (ii) such Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration other than Rule 144 under the 1933 Act; or (iii) in compliance with Rule 144 under the 1933 Act. In addition, the Investor acknowledges that neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

          (b) Restrictive Legend. The Investor acknowledges and agrees that, until such time as any of the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the such Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SHARES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Once the applicable Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective,

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

thereafter (i) upon request of the Investor the Company will substitute certificates without the above-referenced legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such legend and promptly remove any stop-transfer restriction relating to such Shares, but in no event later than three business days after surrender of such certificates by the Investor, and (ii) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

          (c) Form D. The Company agrees to file a Form D with the SEC with respect to the Shares as required under Regulation D promulgated under the 1933 Act and, upon request, to provide a copy thereof to the Investor. Each Investor agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to such Investor reasonably required for such filing.

          (d) Registration; Authorization for Trading; Reporting Status. On or before the date that is 30 days after the Closing Date, the Company shall prepare and file, at its expense, a Registration Statement on Form S-3 with the SEC pursuant to the Registration Rights Agreement and a listing application with Nasdaq with respect to the Shares. From the Closing Date until such time as the Registration Statement is no longer required to be in effect, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company shall take all reasonable steps within the control of the Company to maintain the listing of the Common Stock on Nasdaq.

          (e) Use of Proceeds. The proceeds of sale of the Shares will be used for general working capital purposes and in the operation of the Company's business. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (f) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption from qualification for, the Shares for sale to the Investor pursuant to this Agreement under such of the Shares or "blue sky" laws of jurisdictions as shall be applicable to the offer and sale of the Shares pursuant to this Agreement. The Company shall furnish copies of all filings, applications, orders, and grants or confirmations of exemptions relating to such Shares or "blue sky" laws to the Investors within five days of filing or receipt thereof, as the case may be.

          (g) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Shares on the Closing Date.

          (h) Brokers' or Finders' Fees. Each party agrees to indemnify and hold the other parties harmless from and against any obligation or liability for brokers' or finders' fees or agents' commissions or other like payment based in any way on agreements, arrangements or understandings claimed to have been made by such indemnifying party with any third party.

          (i) Expenses. The Company agrees to pay the reasonable and documented fees and expenses of counsel for the Investor in connection with the negotiation, preparation, execution and delivery of this Agreement and other Registration Rights Agreement.

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


     5. MISCELLANEOUS

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Washington.

          (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Investor or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective upon receipt (or on the next business day, if the date of such receipt is not a business day), if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (facsimile number (206) 701-2218), with a copy to Stoel Rives LLP, Suite 3600, One Union Square, 600 University Street, Seattle, WA 98101, Attn: Christopher J. Voss, Esq. (facsimile number (206) 386-7500) or, in the case of each Investor, at its address shown on the signature page of this Agreement, or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

          (h) Survival. The respective representations, warranties, covenants, and agreements of the Investor and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Shares, and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (i) Entire Agreement. This Agreement and the annexes and schedules attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (j) Termination. The Company and Investor shall have the right to terminate this Agreement if the Closing Date shall not have occurred on or before January 28, 2000, other than solely by reason of a breach of this Agreement by the terminating party. Any such termination shall be effective upon the giving of notice thereof by the Company or the Investor, as applicable. Upon such termination, the terminating party shall have no further obligation to the other party hereunder and the other party shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (k) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Failure to Pay. The failure to pay any amounts due under this Agreement or the Registration Rights Agreement when they come due shall result in the imposition of interest on such amounts at a rate equal to the lesser of

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


(i) 18% per annum and (ii) the highest amount permitted by law.

          (n) Remedies; Characterization. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a party's right to actual damages for any failure by the other party to comply with the terms of this Agreement. The parties covenant to each other that there shall be no characterization concerning this Agreement other than as expressly provided herein. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (o) Binding Nature. This Agreement shall be binding up and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall be construed so as to confer any benefit on any person other than the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor and the Company by their respective officers thereunto duly authorized as of the date set forth above.

                                   TERA COMPUTER COMPANY


                                   By /s/ JAMES E. ROTTSOLK
                                      -----------------------------------------
                                      Name:  James E. Rottsolk
                                      Title:  President and CEO

INVESTOR

Name:
     -----------------------------------

     By:
        --------------------------------
     Title:
           -----------------------------

Address:
        --------------------------------
        --------------------------------
        --------------------------------

Telephone:
          ------------------------------
Facsimile:
          ------------------------------


Federal Tax ID No.:
                    --------------------

No. of Shares:
               -------------------------

                            Schedule to Exhibit 10.2

Schedule to Parties to Purchase Agreement

Banca del Gottardo

Castle Creek Technology Partners LLC

William David Corbett

Cranshire Capital, L.P.

EDJ Limited

Jack E. Erlanger

Harpel Family Partnership

Harpel International, L.P.

Harpel Partners, L.P.

Harpel Select Growth, L.P.

Headwater Holdings, LLC

William Hott

JMG Capital Partners, L.P.

JMG Triton Offshore Fund Ltd.

Ivan Lieberburg

Christopher A. Marlett Living Trust

MDB Capital Group, LLC

Montrose Investments Ltd.

Nob Hill Capital Associates, L.P.

Nob Hill Capital Partners, L.P.

Timothy R. Pask

Raymond Scott

Gary J. Shemano aka The Shemano Group Investment Account

David Stefansky

Strong River Investments

Trans-Union Group, Inc.

Viviana Partners, L.P.

Von Graffenried AG Privatbank